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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-83492-01) and in the related Prospectus and in the Registrations Statements (Forms S-8 No. 333-56106, No. 333-42932, No. 333-64167, No.
333-57781, No. 33-88426, No. 333-27835 and No. 333-27831) of GTECH Holdings
Corporation of our report dated March 21, 2003, except for Note 23, as to which the date is April 23, 2003, with respect to the consolidated financial statements and schedule of GTECH Holdings Corporation included in this Annual Report (Form 10-K) for the fiscal year ended February 22, 2003.

/s/ Ernst & Young LLP



Boston, Massachusetts
April 23, 2003